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                         Exhibit 21.1 - Subsidiaries

Subsidiary                            Jurisdiction of Incorporation/Organization
----------                             -----------------------------------------

Western Wireless Corporation                                    Washington
Western CLEC Corporation                                        Delaware
WWC CLEC Holding Corporation                                    Delaware
WWC Paging Corporation                                          Washington
WWC Systems Purchasing Corporation                              Delaware
WWC License Holding LLC                                         Delaware
WWC License LLC                                                 Delaware
WWC Texas RSA Holding Corporation                               Delaware
WWC Texas RSA Limited Partnership                               Delaware
WWC Holding Co., Inc.                                           Delaware
Western COG Corporation                                         Delaware
Cellular One L.L.C.                                             Delaware
Cellular One Group                                              Delaware
Western Wireless International Holding Corporation              Delaware
Western Wireless International Corporation                      Delaware
Western Wireless International Ireland Corporation              Delaware
Western Wireless International Ghana Corporation                Delaware
Western Wireless International Haiti Corporation                Delaware
Western Wireless International Austria Corporation              Delaware
Western Wireless International Georgia Corporation              Delaware
Western Wireless International Iceland Corporation              Delaware
Western Wireless International SakSat Corporation               Delaware
Western Wireless International Bolivia Corporation              Delaware
Western Wireless International Bolivia II Corporation           Delaware
Western Wireless International Bolivia III Corporation          Delaware
Western Wireless International Ivory Coast Corporation          Delaware
Western Wireless International Ivory Coast II Corporation       Delaware
Western Wireless International Paraguay Corporation             Delaware
Western Wireless International Slovenia Corporation             Delaware
Western Wireless International Slovenia II Corporation          Delaware
Western Wireless International Croatia Corporation              Delaware
Western Wireless International Enterprises, Inc.                Delaware
Western Wireless International II Corporation                   Delaware
CCIH, L.L.C.                                                    Delaware
Meteor II Limited                                               Ireland
Meteor Mobile Holdings Limited                                  Ireland
Meteor Mobile Communications                                    Ireland
ACG Telesystems Ghana LLC                                       Delaware
Western Telesystems Ghana Limited                               Ghana
Communications Cellulaire d'Haiti, S.A.                         Haiti
EHG Einkaufs- und Handels GmbH                                  Austria
tele.ring Telekom Service GmbH & Co KEG                         Austria
tele.ring Telekom Service GmbH                                  Austria
Ekom 3G GmbH                                                    Austria
Telcell Wireless LLC                                            Delaware
Magticom GSM                                                    Georgia
TAL hf                                                          Iceland
Islandia ehf                                                    Iceland
Lina Net                                                        Iceland
SakSat, LLC                                                     Delaware
SakSat-Georgia, Ltd.                                            Georgia
NuevaTel (PCS de Bolivia) S.A.                                  Bolivia
Cora de Comstar S.A.                                   Republic of Cote d'Ivoire
Western Wireless International d.o.o                            Slovenia
VIP - Net GMS d.o.o                                             Croatia